Exhibit 99.1
NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
For Immediate Release
NII HOLDINGS ANNOUNCES STRONG PERFORMANCE FOR THE FIRST QUARTER
Company announces record results for revenues, operating income before depreciation and amortization and net income
•	Net subscriber additions of 196,500 – an 84% increase over first quarter 2005 – resulting in over 2.7 million ending subscribers

•	Consolidated operating revenues of $528 million — a 43% increase over first quarter 2005

•	Consolidated operating income before depreciation and amortization of $154 million – a 53% increase over first quarter 2005

•	Consolidated net income of $65 million, or $0.43 per basic share – a 44% increase in net income over first quarter 2005

•	Launched service in new cities in Mexico and Brazil

•	Quarter-end consolidated cash, cash equivalents and short term investments of $861 million
RESTON, Va. – April 27, 2006 – NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the first quarter of 2006. For the first quarter, the Company added 196,500 net subscribers, an 84% increase compared to the same period last year. Financial results for the first quarter of 2006 included record consolidated operating revenues of $528 million, a 43% increase over the same period last year. The Company reported record consolidated operating income before depreciation and amortization, or OIBDA, for the first quarter of $154 million, a 53% increase over the same period last year. The Company’s reported OIBDA includes approximately $5 million of non-cash stock option compensation expense as required by SFAS 123R. The Company also reported consolidated operating income of $112 million, a 51% increase over the prior year period, and generated record net income of $65 million, or $0.43 per basic share, for the first quarter.

“We are off to a terrific start for 2006 as the demand for our differentiated service and products continues to grow throughout our region,” said Steve Shindler, NII’s Chairman and CEO. “In spite of the typical seasonal slow down effect of the first quarter, we added a record number of gross subscriber additions and generated record revenues, OIBDA and earnings. We are increasing our presence throughout our markets as we expand our covered footprint and launch new cities, enabling us to bring our services to more high value customers. In all, we are well on our way to another year of accelerating growth as we expand upon the foundation of success that we established over the past several years,” he added.
NII Holdings’ average monthly service revenue per subscriber (service ARPU) was $58 for the first quarter, up from $56 last year. The Company also reported churn of 1.6% for the first quarter – a 20 basis point improvement over the previous year. Consolidated cost per gross add, or CPGA, was $334 for the first quarter, an $8 improvement over the same period last year.
“The investments that we are making to expand our network are paying off in terms of improved visibility and scale,” said Lo van Gemert, NII’s President and COO. “Our recently launched markets are just beginning to reach critical mass as we address the pent-up demand in the new cities and generate strong uplift in our existing markets with increased coverage, while the viral nature of our service continues to permeate the base. In a seasonally slower quarter, we hit a record number of gross subscriber additions and generated the highest amount of OIBDA in our history. We are excited about our future and we are at the cusp of reaping the rewards of our expansion plan, positioning NII for a period of sustained growth and profitability,” he added.
The Company made solid progress on its expansion plan during the quarter. As announced earlier, the Company is expecting to launch service in 47 new cities in 2006, covering an additional 19 million pops, primarily in Mexico and Brazil. During the first quarter in Mexico, NII Holdings completed and launched service in three cities including Cancun, Reynosa and Matamoros – representing over 2 million additional pops. During the quarter in Brazil, the Company expanded coverage in the greater Porto Alegre area, representing an incremental 1.2 million pops. The Porto Alegre market is viewed as the industrial hub of Southern Brazil and a major connection point for Mercosur trade.
Total consolidated capital expenditures, including capitalized interest, were $129 million during the first quarter of 2006.
The Company ended the quarter with approximately $1.16 billion in total long-term debt, consisting primarily of $742 million in convertible notes, $231 million of a syndicated loan facility and $184 million in local currency tower financing and other debt obligations. With quarter-end consolidated cash, cash equivalents and short-term investments of $861 million, the Company’s net debt at the end of the quarter was $295 million, resulting in a net debt to 2006 OIBDA before stock option expense of about 0.4 times.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA and net debt to OIBDA before stock option expense, which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s first quarter 2006 results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in

Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
(in millions and unaudited)

	Three Months Ended
	March 31,
	2006	2005
Operating revenues
Service and other revenues	$506.0	$354.2
Digital handset and accessory revenues	22.3	16.0

	528.3	370.2

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	134.4	106.1
Cost of digital handset and accessory sales	69.8	54.2
Selling, general and administrative	170.5	109.6
Depreciation	40.2	24.8
Amortization	1.3	1.3

	416.2	296.0

Operating income	112.1	74.2

Other income (expense)
Interest expense, net	(21.4)	(12.8)
Interest income	12.6	4.5
Foreign currency transaction (losses) gains, net	(1.1)	1.9
Other expense, net	(2.4)	(2.0)

	(12.3)	(8.4)

Income before income tax provision	99.8	65.8
Income tax provision	(34.8)	(20.8)

Net income	$65.0	$45.0

Net income per common share, basic	$0.43	$0.32

Net income per common share, diluted	$0.38	$0.28

Weighted average number of common shares outstanding, basic	152	140

Weighted average number of common shares outstanding, diluted	183	172

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	March 31,	December 31,
	2006	2005
	(unaudited)
Cash, cash equivalents and short-term investments	$861.2	$884.9
Accounts receivable, less allowance for doubtful accounts of $15.0 and $11.7	226.9	220.5
Property, plant and equipment, net	1,030.3	933.9
Intangible assets, net	83.3	83.6
Total assets	2,723.6	2,621.0
Long-term debt, including current portion	1,181.9	1,173.0
Total liabilities	1,835.5	1,809.6
Stockholders’ equity	888.0	811.4

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	March 31,
	2006	2005
Total digital subscribers (as of March 31)	2,702.6	1,985.0
Net subscriber additions	196.5	106.5
Churn (%)	1.6%	1.8%

Average monthly revenue per handset/unit in service (ARPU) (1)	$58	$56

Cost per gross add (CPGA) (1)	$334	$342

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2006	2005
Operating revenues
Service and other revenues	$298.1	$212.9
Digital handset and accessory revenues	7.0	5.1

	305.1	218.0

Operating expenses
Cost of service	62.2	46.1
Cost of digital handset and accessory sales	38.2	28.7
Selling, general and administrative	81.3	51.9
Depreciation and amortization	20.7	15.1

	202.4	141.8

Operating income	$102.7	$76.2

Total digital subscribers (as of March 31)	1,209.4	882.6
Net subscriber additions	89.6	47.3
Churn (%)	1.7%	1.8%

ARPU (1)	$79	$76

CPGA (1)	$452	$482

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2006	2005
Operating revenues
Service and other revenues	$106.7	$62.2
Digital handset and accessory revenues	8.6	5.2

	115.3	67.4

Operating expenses
Cost of service	36.6	31.3
Cost of digital handset and accessory sales	16.8	12.8
Selling, general and administrative	39.6	20.3
Depreciation and amortization	12.0	5.3

	105.0	69.7

Operating income (loss)	$10.3	$(2.3)

Total digital subscribers (as of March 31)	693.4	503.7
Net subscriber additions	55.9	23.1
Churn (%)	1.5%	2.1%

ARPU (1)	$45	$38

CPGA (1)	$258	$240
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2006	2005
Operating revenues
Service and other revenues	$70.3	$53.9
Digital handset and accessory revenues	4.9	4.6

	75.2	58.5

Operating expenses
Cost of service	24.8	19.6
Cost of digital handset and accessory sales	8.9	8.6
Selling, general and administrative	18.9	14.5
Depreciation and amortization	5.6	3.4

	58.2	46.1

Operating income	$17.0	$12.4

Total digital subscribers (as of March 31)	530.3	400.6
Net subscriber additions	30.1	22.9
Churn (%)	1.2%	1.2%

ARPU (1)	$39	$40

CPGA (1)	$186	$190

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2006	2005
Operating revenues
Service and other revenues	$30.5	$24.9
Digital handset and accessory revenues	1.9	1.1

	32.4	26.0

Operating expenses
Cost of service	10.6	8.7
Cost of digital handset and accessory sales	5.9	4.2
Selling, general and administrative	9.5	7.8
Depreciation and amortization	2.5	1.9

	28.5	22.6

Operating income	$3.9	$3.4

Total digital subscribers (as of March 31)	269.5	198.1
Net subscriber additions	20.9	13.2
Churn (%)	1.9%	1.9%

ARPU (1)	$37	$41

CPGA (1)	$189	$214

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Three Months Ended March 31, 2006 and 2005” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Three Months Ended
	March 31,
	2006	2005
Consolidated operating income	$112.1	$74.2
Consolidated depreciation	40.2	24.8
Consolidated amortization	1.3	1.3

Consolidated operating income before depreciation and amortization	$153.6	$100.3

OIBDA Before Stock Option Charge
Consolidated OIBDA before stock option charge represents operating income before stock option charge, depreciation and amortization expense. Consolidated OIBDA before stock option charge is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA before stock option charge measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA before stock option charge provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations, as well as non-cash stock option charges that we will be required to record as a result of the implementation of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment.” We believe our consolidated OIBDA before stock option charge calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA before stock option charge can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

Guidance
Estimate
For the Year Ending
December 31, 2006
Consolidated operating income	$449.6
Stock option charge	20.7
Consolidated depreciation	198.9
Consolidated amortization	5.8

Consolidated operating income before depreciation and amortization before stock option charge	$675.0

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	March 31,
	2006	2005
Consolidated service and other revenues	$506.0	$354.2
Less: consolidated analog revenues	(2.2)	(2.5)
Less: consolidated other revenues	(49.1)	(30.0)

Total consolidated subscriber revenues	$454.7	$321.7

ARPU calculated with subscriber revenues	$58	$56

ARPU calculated with service and other revenues	$65	$61

Nextel Mexico

	Three Months Ended
	March 31,
	2006	2005
Service and other revenues	$298.1	$212.9
Less: analog revenues	(1.0)	(1.4)
Less: other revenues	(21.5)	(15.7)

Total subscriber revenues	$275.6	$195.8

ARPU calculated with subscriber revenues	$79	$76

ARPU calculated with service and other revenues	$86	$83

Nextel Brazil

	Three Months Ended
	March 31,
	2006	2005
Service and other revenues	$106.7	$62.2
Less: analog revenues	(0.6)	(0.6)
Less: other revenues	(16.1)	(5.7)

Total subscriber revenues	$90.0	$55.9

ARPU calculated with subscriber revenues	$45	$38

ARPU calculated with service and other revenues	$54	$42

Nextel Argentina

	Three Months Ended
	March 31,
	2006	2005
Service and other revenues	$70.3	$53.9
Less: other revenues	(9.6)	(7.1)

Total subscriber revenues	$60.7	$46.8

ARPU calculated with subscriber revenues	$39	$40

ARPU calculated with service and other revenues	$46	$46

Nextel Peru

	Three Months Ended
	March 31,
	2006	2005
Service and other revenues	$30.5	$24.9
Less: other revenues	(2.1)	(1.7)

Total subscriber revenues	$28.4	$23.2

ARPU calculated with subscriber revenues	$37	$41

ARPU calculated with service and other revenues	$40	$44

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended
	March 31,
	2006	2005
Consolidated digital handset and accessory revenues	$22.3	$16.0
Less: consolidated cost of handset and accessory sales	69.8	54.2

Consolidated handset subsidy costs	47.5	38.2
Consolidated selling and marketing	69.8	45.0

Costs per statement of operations	117.3	83.2
Less: consolidated costs unrelated to initial customer acquisition	(10.9)	(11.5)

Customer acquisition costs	$106.4	$71.7

Cost per Gross Add	$334	$342

Nextel Mexico

	Three Months Ended
	March 31,
	2006	2005
Digital handset and accessory revenues	$7.0	$5.1
Less: cost of handset and accessory sales	38.2	28.7

Handset subsidy costs	31.2	23.6
Selling and marketing	43.9	29.2

Costs per statement of operations	75.1	52.8
Less: costs unrelated to initial customer acquisition	(7.6)	(7.2)

Customer acquisition costs	$67.5	$45.6

Cost per Gross Add	$452	$482

Nextel Brazil

	Three Months Ended
	March 31,
	2006	2005
Digital handset and accessory revenues	$8.6	$5.2
Less: cost of handset and accessory sales	16.8	12.8

Handset subsidy costs	8.2	7.6
Selling and marketing	15.2	7.5

Costs per statement of operations	23.4	15.1
Less: costs unrelated to initial customer acquisition	(1.3)	(2.0)

Customer acquisition costs	$22.1	$13.1

Cost per Gross Add	$258	$240

Nextel Argentina

	Three Months Ended
	March 31,
	2006	2005
Digital handset and accessory revenues	$4.9	$4.6
Less: cost of handset and accessory sales	8.9	8.6

Handset subsidy costs	4.0	4.0
Selling and marketing	6.0	4.4

Costs per statement of operations	10.0	8.4
Less: costs unrelated to initial customer acquisition	(1.0)	(1.5)

Customer acquisition costs	$9.0	$6.9

Cost per Gross Add	$186	$190

Nextel Peru

	Three Months Ended
	March 31,
	2006	2005
Digital handset and accessory revenues	$1.9	$1.1
Less: cost of handset and accessory sales	5.9	4.2

Handset subsidy costs	4.0	3.1
Selling and marketing	3.5	2.8

Costs per statement of operations	7.5	5.9
Less: costs unrelated to initial customer acquisition	(0.9)	(0.7)

Customer acquisition costs	$6.6	$5.2

Cost per Gross Add	$189	$214

Net Debt
Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization before stock option charge represents net debt divided by consolidated operating income before depreciation and amortization before stock option charge. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization before stock option charge provide useful information concerning our liquidity and leverage. Net debt as of March 31, 2006 can be calculated as follows (in millions):

Total long-term debt	$1,156.4
Less: cash, cash equivalents and short-term investments	(861.2)

Net debt	$295.2

Net debt to consolidated OIBDA before stock option charge guidance and net debt to consolidated operating income guidance for the year ending December 31, 2006 are as follows:

Net debt to consolidated operating income before depreciation and amortization before stock option charge guidance	0.4

Net debt to consolidated operating income guidance	0.7

Cash, Cash Equivalents and Short-Term Investments
Consolidated cash, cash equivalents and short-term investments represents total cash and cash equivalents plus short-term investments. Consolidated cash, cash equivalents and short-term investments is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated cash, cash equivalents and short-term investment measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that consolidated cash, cash equivalents and short-term investments provides useful information concerning our liquidity. Consolidated cash, cash equivalents and short-term investments as of March 31, 2006 can be calculated as follows (in millions):

Consolidated cash and cash equivalents	$853.8
Plus: short-term investments	7.4

Consolidated cash, cash equivalents and short-term investments	$861.2